Exhibit 99.1

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

BELL WORKS

101 CRAWFORDS CORNER ROAD

SUITE 1405

HOLMDEL, NEW JERSEY 07733

A Public REIT Since 1968

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INTERNET:	OFFICE:	EMAIL:
www.mreic.reit	(732) 577-9996	mreic@mreic.com

FOR IMMEDIATE RELEASE	December 23, 2019

Contact: Becky Coleridge 732-577-9996

MONMOUTH REAL ESTATE ANNOUNCES TRANSITION OF GENERAL COUNSEL

HOLMDEL, NJ, December 23, 2019………Monmouth Real Estate Investment Corporation (NYSE: MNR) (“Monmouth” or the “Company”) announced that Allison Nagelberg, the Company’s General Counsel, will be retiring from the Company effective December 31, 2019. Ms. Nagelberg has been a highly respected member of Monmouth’s executive team for nearly twenty years. Chairman, Eugene Landy, commented, “Allison has represented Monmouth with integrity, devotion and an uncompromising work ethic for two decades. During Allison’s tenure as General Counsel, she has played a critical role in the Company’s success. We thank Allison for her two decades of service and wish her every success in all of her future endeavors.”

Monmouth also announced that the position of General Counsel will be filled by Michael Prashad, who has been serving as the Company’s In-House Counsel. President and Chief Executive Officer, Michael Landy, stated, “Mike has been working closely with Allison for the past five years and we anticipate a smooth transition as Mike assumes the role of General Counsel. Mike has a deep understanding and appreciation of our business philosophy which has served Monmouth well over our 52-year history. I am very confident that Mike will succeed in his new position.”

About Monmouth Real Estate Investment Corporation

Monmouth Real Estate Investment Corporation, founded in 1968, is one of the oldest public equity REITs in the world. We specialize in single tenant, net-leased industrial properties, subject to long-term leases, primarily to investment-grade tenants. Monmouth Real Estate is a fully integrated and self-managed real estate company, whose property portfolio consists of 115 properties, containing a total of approximately 22.9 million rentable square feet, geographically diversified across 30 states. In addition, the Company owns a portfolio of REIT securities.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements that are not historical facts, including with regard to the Company’s Amended Agreement or the anticipated use of proceeds from the unsecured credit facility under the Amended Agreement. You can identify forward-looking statements by their use of forward-looking words, such as “may,” “will,” “anticipate,” “expect,” “believe,” “intend,” “plan,” “should,” “seek” or comparable terms, or the negative use of those words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company. Some of these factors are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 and its other periodic reports filed with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in the filings. These and other risks, uncertainties and factors could cause the Company’s actual results to differ materially from those included in any forward-looking statements it makes. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect it. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements, as events described or implied in such statements may not occur.

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